Exhibit(a)(1)(C)

                            LETTER TO OPTION HOLDERS

August 19, 2005

Dear Option Holder:

The Board of Directors of Gabelli Asset Management Inc. (the "Company") has determined that you may, at your discretion, choose to sell to the Company any of your outstanding stock options granted to you under either the 1999 Stock Award Incentive Plan or the 2002 Stock Award Incentive Plan.

Subject to the terms and conditions of this Offer to Purchase, you will receive from the Company, in respect of each option you elect to sell, cash in the amount by which $44.34 exceeds the exercise price of the option you sell. The stock options the Company purchases pursuant to this Offer to Purchase will be cancelled.

If you choose to sell your stock options to the Company, please carefully review the Offer to Purchase and the Letter of Transmittal (including the documents incorporated by reference), consult with your personal advisor, sign the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal and any other required documents to Michael R. Anastasio, Jr., Vice President and Chief Financial Officer, One Corporate Center, Rye, New York 10580 by Monday, September 19, 2005 at 5:00 p.m. New York City time.

Attached to this letter is a schedule setting forth specific information concerning your stock options.

If you have any questions, please call Michael R. Anastasio, Jr. at
(914) 921-3700.

Sincerely,


/s/ Douglas R. Jamieson
-----------------------
Douglas R. Jamieson
President and Chief Operating Officer

NAME OF OPTION HOLDER:
                       ------------------------------------------------



---------------------------- ------------------------ ------------------------- -------------------------
             1                          2                        3                         4
---------------------------- ------------------------ ------------------------- -------------------------
  Number of Stock Options         Date of Grant       Exercise Price of Stock      Expiration Date of
          Granted                                             Options                Stock Options
---------------------------- ------------------------ ------------------------- -------------------------

---------------------------- ------------------------ ------------------------- -------------------------

---------------------------- ------------------------ ------------------------- -------------------------

---------------------------- ------------------------ ------------------------- -------------------------

---------------------------- ------------------------ ------------------------- -------------------------

---------------------------- ------------------------ ------------------------- -------------------------

---------------------------- ------------------------ ------------------------- -------------------------
